Exhibit 99.1

Press Release For immediate release Brandon Burke, Investor Relations 800-241-5477

Invesco Mortgage Capital Inc. Reports Fourth Quarter 2018 Financial Results
Active management drives increase in portfolio yield
Fundamentals remain strong across diversified portfolio
Q4 common stock dividend of $0.42 per share

Atlanta - February 20, 2019 -- Invesco Mortgage Capital Inc. (NYSE: IVR) (the “Company”) today announced financial results for the quarter ended December 31, 2018.

Highlights:

•	Q4 2018 net loss attributable to common stockholders of $172.2 million or $1.54 basic loss per common share compared to a net loss of $64.5 million or $0.58 basic loss per common share in Q3 2018

•	Q4 2018 core earnings* of $50.8 million or core earnings per share ("EPS") of $0.46 compared to $45.6 million or core EPS of $0.41 in Q3 2018

•	Q4 2018 book value per diluted common share** of $15.27 compared to $16.83 at Q3 2018 and $18.35 at Q4 2017

•	Q4 2018 common stock dividend maintained at $0.42 per share

"We are pleased to announce core earnings* of $0.46 per common share for the fourth quarter, up from $0.41 last quarter. During the second half of 2018, we began to reposition our Agency portfolio into newly issued 30 year Agency RMBS and Agency CMBS to take advantage of accretive opportunities in those sectors. Our portfolio repositioning drove an increase in our weighted average asset yield to 4.02% as of December 31, 2018, up 24 basis points from 3.78% as of September 30, 2018. As a result of the heightened volatility across nearly all Agency and credit assets during the fourth quarter, our book value** ended the year at $15.27, down 9.3% for the quarter, before recovering approximately half the decline during the month of January. The additional capital raised from our common stock offering in early February allowed us to take advantage of accretive opportunities in our target assets, given the attractive entry points as a result of the fourth quarter volatility" said John Anzalone, Chief Executive Officer.

* Core earnings (and by calculation, core earnings per common share) are non-Generally Accepted Accounting Principles ("GAAP") financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (no shares as of December 31, 2018; 1,425,000 shares as of September 30, 2018 and December 31, 2017, respectively).

1

Exhibit 99.1

Key performance indicators for the quarters ended December 31, 2018 and September 30, 2018 are summarized in the table below.

($ in millions, except share amounts)		Q4 ‘18		Q3 ‘18	Variance
Average Balances		(unaudited)		(unaudited)
Average earning assets (at amortized cost)		$18,144.7		$18,359.7		($215.0)
Average borrowings		$15,833.3		$15,972.8		($139.5)
Average equity		$1,947.3		$2,085.3		($138.0)

U.S. GAAP Financial Measures
Total interest income		$176.1		$162.1		$14.0
Total interest expense		$101.6		$91.3		$10.3
Net interest income		$74.5		$70.8		$3.7
Total expenses		$12.4		$11.8		$0.6
Net income (loss) attributable to common stockholders		($172.2)		($64.5)		($107.7)

Average earning asset yields		3.88%		3.53%	0.35%
Average cost of funds		2.57%		2.29%	0.28%
Average net interest rate margin		1.31%		1.24%	0.07%
Period-end weighted average asset yields*		4.02%		3.78%	0.24%
Period-end weighted average cost of funds		2.79%		2.50%	0.29%
Period-end weighted average net interest rate margin		1.23%		1.28%	(0.05%)
Book value per diluted common share**		$15.27		$16.83		($1.56)
Loss per common share (basic)		($1.54)		($0.58)		($0.96)
Loss per common share (diluted)		($1.54)		($0.58)		($0.96)
Debt-to-equity ratio	6.7	x	6.4	x	0.3	x

Non-GAAP Financial Measures***
Core earnings		$50.8		$45.6		$5.2
Effective interest income		$181.7		$167.7		$14.0
Effective interest expense		$108.2		$100.4		$7.8
Effective net interest income		$73.4		$67.3		$6.1

Effective yield		4.00%		3.65%	0.35%
Effective cost of funds		2.74%		2.52%	0.22%
Effective interest rate margin		1.26%		1.13%	0.13%

Core earnings per common share		$0.46		$0.41		$0.05
Repurchase agreement debt-to-equity ratio	7.0	x	6.6	x	0.4	x

*Period-end weighted average yields are based on amortized cost as of period end and incorporate future prepayment and loss assumptions.
**Book value per diluted common share is calculated as total equity less the liquidation preference of our Series A Preferred Stock ($140.0 million), Series B Preferred Stock ($155.0 million) and Series C Preferred Stock ($287.5 million); divided by total common shares outstanding plus Operating Partnership Units convertible into shares of common stock (no shares as of December 31, 2018; 1,425,000 shares as of September 30, 2018 and December 31, 2017, respectively).
*** Core earnings (and by calculation, core earnings per common share), effective interest income (and by calculation, effective yield), effective interest expense (and by calculation, effective cost of funds), effective net interest income (and by calculation, effective interest rate margin), and repurchase agreement debt-to-equity ratio are non-GAAP financial measures. Refer to the section entitled "Non-GAAP Financial Measures" for important disclosures and a reconciliation to the most comparable U.S. GAAP measures of net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share), total interest income (and by calculation, average earning asset yields), total interest expense (and by calculation, cost of funds), net interest income (and by calculation, net interest rate margin) and debt-to-equity ratio.

2

Exhibit 99.1

Financial Summary
Net loss attributable to common stockholders for the fourth quarter of 2018 was $172.2 million, compared to net loss attributable to common stockholders of $64.5 million for the third quarter. The net loss in the fourth quarter was primarily due to a $293.5 million net loss on derivative instruments that was only partially offset by a $77.0 million net gain on investments and $74.5 million of net interest income, whereas the Company's third quarter loss was primarily driven by a $140.7 million realized loss on the sale of investments. Fourth quarter derivative losses resulted from declining interest rates over the quarter while corresponding gains on investments were limited by higher interest rate spreads. Book value per diluted common share as of December 31, 2018 decreased to $15.27 compared to $16.83 as of September 30, 2018 reflecting net losses on derivative instruments that exceeded increases in the valuations of the Company's investment portfolio.
During the fourth quarter of 2018, the Company generated $50.8 million in core earnings compared to $45.6 million in the third quarter. Higher core earnings reflect a $6.1 million increase in effective net interest income driven by the Company's portfolio repositioning in the second half of the year.
The Company continued to reposition its portfolio during the fourth quarter by rotating out of seasoned Agency RMBS and into newly issued 30 year Agency RMBS and Agency CMBS to take advantage of accretive opportunities in these sectors. The Company purchased approximately $794 million of securities during the quarter with proceeds from sales and paydowns of securities. The Company had average earning assets of $18.1 billion and interest income of $176.1 million in the fourth quarter compared to average earning assets of $18.4 billion and interest income of $162.1 million during the third quarter. Average earning asset yields rose 35 basis points in the fourth quarter to 3.88% from 3.53% in the third quarter reflecting slower prepayment speeds in all asset classes as well as higher yields on recently acquired 30 year Agency RMBS and Agency CMBS assets and higher index rates on floating and adjustable rate securities. As of December 31, 2018, the Company's holdings of 30 year fixed-rate Agency RMBS represented 56% of its total investment portfolio. The Company allocated 49% of its equity to Agency RMBS and Agency CMBS as of December 31, 2018 as returns on Agency RMBS and CMBS continued to be attractive compared to credit assets.
The Company had average borrowings of $15.8 billion and total interest expense of $101.6 million in the fourth quarter compared to average borrowings of $16.0 billion and total interest expense of $91.3 million during the third quarter. The Company's average cost of funds rose to 2.57% in the fourth quarter from 2.29% in the third quarter. The increase in the Company's cost of funds reflects higher repurchase agreement borrowing rates leading up to the December 2018 increase in the federal funds target interest rate.
The Company's debt-to-equity ratio was 6.7x as of December 31, 2018 compared to 6.4x as of September 30, 2018 reflecting a $198.7 million decrease in equity driven by losses on derivative instruments in the fourth quarter and the redemption of Invesco Ltd.'s wholly-owned subsidiary's minority interest in the Company's operating partnership.
Total expenses for the fourth quarter were approximately $12.4 million compared to $11.8 million for the third quarter. The ratio of annualized total expenses to average equity* for the fourth quarter was 2.55%.
As previously announced, the Company completed a public offering of 16.1 million shares of common stock at the price of $15.73 per share on February 7, 2019. Total net proceeds were approximately $249.7 million after deducting estimated offering expenses.
In addition, the Company declared the following dividends on December 14, 2018: a common stock dividend of $0.42 per share paid on January 28, 2019 to its stockholders of record as of December 26, 2018 and a Series A preferred stock dividend of $0.4844 per share paid on January 25, 2019 to its stockholders of record as of January 1, 2019. The Company declared the following dividends on its Series B and Series C Preferred Stock on February 14, 2019 to its stockholders of record as of March 5, 2019: a Series B Preferred Stock dividend of $0.4844 per share payable on March 27, 2019 and a Series C Preferred Stock dividend of $0.46875 per share payable on March 27, 2019.

3

Exhibit 99.1

*The ratio of annualized total expenses to average equity is calculated as the annualized sum of management fees plus general and administrative expenses divided by average equity. Average equity is calculated based on weighted month-end balance of total equity excluding equity attributable to preferred stockholders.

About Invesco Mortgage Capital Inc.
Invesco Mortgage Capital Inc. is a real estate investment trust that focuses on investing in, financing and managing residential and commercial mortgage-backed securities and other mortgage-related assets. Invesco Mortgage Capital Inc. is externally managed and advised by Invesco Advisers, Inc., a subsidiary of Invesco Ltd., a leading independent global investment management firm.

Earnings Call

Invesco Mortgage Capital Inc. (NYSE: IVR) will announce its fourth quarter 2018 results on Wednesday, February 20th, at approximately 4:30 pm ET. Members of the investment community and the general public are invited to listen to the Company’s earnings conference call on Thursday, February 21, 2019, at 9:00 a.m. ET, by calling one of the following numbers:

North America Toll Free:    800-857-7465
International:        1-312-470-0052
Passcode:         Invesco
Webcast link: << https://services.choruscall.com/links/ivr190220.html >>

An audio replay will be available until 5:00 pm ET on March 7, 2019 by calling:

800-925-4790 (North America) or 1-203-369-3533 (International)

The presentation slides that will be reviewed during the call will be available on the Company’s website at www.invescomortgagecapital.com.

Cautionary Notice Regarding Forward-Looking Statements

This press release, the related presentation and comments made in the associated conference call, may include statements and information that constitute “forward-looking statements” within the meaning of the U.S. securities laws as defined in the Private Securities Litigation Reform Act of 1995, and such statements are intended to be covered by the safe harbor provided by the same. Forward-looking statements include our views on the risk positioning of our portfolio, domestic and global market conditions (including the residential and commercial real estate market), the market for our target assets, mortgage reform programs, our financial performance, including our core earnings, economic return, comprehensive income and changes in our book value per diluted common share, our ability to continue performance trends, the stability of portfolio yields, interest rates, credit spreads, prepayment trends, financing sources, cost of funds, our leverage and equity allocation. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks identified under the captions “Risk Factors,” “Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q, which are available on the Securities and Exchange Commission’s website at www.sec.gov.

All written or oral forward-looking statements that we make, or that are attributable to us, are expressly qualified by this cautionary notice. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Investor Relations Contact: Brandon Burke, 800-241-5477

4

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended			Years Ended
$ in thousands, except share amounts	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)	(unaudited)
Interest Income
Mortgage-backed and credit risk transfer securities	174,511	160,416	147,509	631,478	521,547
Commercial and other loans	1,593	1,672	5,472	11,538	23,508
Total interest income	176,104	162,088	152,981	643,016	545,055
Interest Expense
Repurchase agreements	91,057	81,763	51,955	301,794	163,881
Secured loans	10,565	9,490	5,878	35,453	19,370
Exchangeable senior notes	—	—	2,104	1,621	13,340
Total interest expense	101,622	91,253	59,937	338,868	196,591
Net interest income	74,482	70,835	93,044	304,148	348,464
Other Income (loss)
Gain (loss) on investments, net	76,957	(207,910)	(17,153)	(327,700)	(19,704)
Equity in earnings (losses) of unconsolidated ventures	624	1,084	(47)	3,402	(1,327)
Gain (loss) on derivative instruments, net	(293,485)	87,672	64,251	(5,277)	18,155
Realized and unrealized credit derivative income (loss), net	(9,026)	4,975	13,220	(151)	51,648
Net loss on extinguishment of debt, net	—	—	(233)	(26)	(6,814)
Other investment income (loss), net	850	1,068	1,206	2,860	7,381
Total other income (loss)	(224,080)	(113,111)	61,244	(326,892)	49,339
Expenses
Management fee – related party	10,294	10,105	10,171	40,722	37,556
General and administrative	2,116	1,673	1,801	7,070	7,190
Total expenses	12,410	11,778	11,972	47,792	44,746
Net income	(162,008)	(54,054)	142,316	(70,536)	353,057
Net income (loss) attributable to non-controlling interest	(899)	(681)	1,794	254	4,450
Net income (loss) attributable to Invesco Mortgage Capital Inc.	(161,109)	(53,373)	140,522	(70,790)	348,607
Dividends to preferred stockholders	11,106	11,107	3,086	44,426	28,080
Net income (loss) attributable to common stockholders	(172,215)	(64,480)	137,436	(115,216)	320,527
Earnings per share:
Net income (loss) attributable to common stockholders
Basic	(1.54)	(0.58)	1.23	(1.03)	2.87
Diluted	(1.54)	(0.58)	1.18	(1.03)	2.75

(1)	The table below shows the components of mortgage-backed and credit risk transfer securities income for the periods presented.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Coupon interest	183,059	175,696	166,726	689,240	616,697
Net premium amortization	(8,548)	(15,280)	(19,217)	(57,762)	(95,150)
Mortgage-backed and credit risk transfer securities interest income	174,511	160,416	147,509	631,478	521,547

5

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

	Three Months Ended			Years Ended
In thousands	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
	(unaudited)	(unaudited)	(unaudited)
Net income	(162,008)	(54,054)	142,316	(70,536)	353,057
Other comprehensive income (loss):
Unrealized gain (loss) on mortgage-backed and credit risk transfer securities, net	10,376	(40,554)	(84,896)	(210,424)	(9,885)
Reclassification of unrealized (gain) loss on sale of mortgage-backed and credit risk transfer securities to gain (loss) on investments, net	39,756	134,280	—	193,162	1,508
Reclassification of amortization of net deferred (gain) loss on de-designated interest rate swaps to repurchase agreements interest expense	(5,980)	(6,422)	(6,438)	(25,839)	(25,544)
Currency translation adjustments on investment in unconsolidated venture	(119)	(1,126)	531	(447)	863
Total other comprehensive income (loss)	44,033	86,178	(90,803)	(43,548)	(33,058)
Comprehensive income (loss)	(117,975)	32,124	51,513	(114,084)	319,999
Less: Comprehensive income (loss) attributable to non-controlling interest	1,027	(405)	(648)	979	(4,032)
Less: Dividends to preferred stockholders	(11,106)	(11,107)	(3,086)	(44,426)	(28,080)
Comprehensive income (loss) attributable to common stockholders	(128,054)	20,612	47,779	(157,531)	287,887

6

Exhibit 99.1

INVESCO MORTGAGE CAPITAL INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2018	December 31, 2017
In thousands except share amounts
ASSETS
Mortgage-backed and credit risk transfer securities, at fair value (including pledged securities of $17,082,825 and $17,560,811, respectively)	17,396,642	18,190,754
Commercial loans, held-for-investment	31,582	191,808
Cash and cash equivalents	135,617	88,381
Restricted cash	—	620
Due from counterparties	13,500	—
Investment related receivable	66,598	73,217
Derivative assets, at fair value	15,089	6,896
Other assets	154,477	105,580
Total assets	17,813,505	18,657,256
LIABILITIES AND EQUITY
Liabilities:
Repurchase agreements	13,602,484	14,080,801
Secured loans	1,650,000	1,650,000
Exchangeable senior notes	—	143,231
Derivative liabilities, at fair value	23,390	32,765
Dividends and distributions payable	49,578	50,193
Investment related payable	132,096	5,191
Accrued interest payable	37,620	17,845
Collateral held payable	18,083	7,327
Accounts payable and accrued expenses	1,694	2,200
Due to affiliate	11,863	10,825
Total liabilities	15,526,808	16,000,378
Commitments and contingencies (See Note 16) (1)
Equity:
Preferred Stock, par value $0.01 per share; 50,000,000 shares authorized:
7.75% Series A Cumulative Redeemable Preferred Stock: 5,600,000 shares issued and outstanding ($140,000 aggregate liquidation preference)	135,356	135,356
7.75% Fixed-to-Floating Series B Cumulative Redeemable Preferred Stock: 6,200,000 shares issued and outstanding ($155,000 aggregate liquidation preference)	149,860	149,860
7.50% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock: 11,500,000 shares issued and outstanding ($287,500 aggregate liquidation preference)	278,108	278,108
Common Stock, par value $0.01 per share; 450,000,000 shares authorized; 111,584,996 and 111,624,159 shares issued and outstanding, respectively	1,115	1,116
Additional paid in capital	2,383,532	2,384,356
Accumulated other comprehensive income	220,813	261,029
Retained earnings (distributions in excess of earnings)	(882,087)	(579,334)
Total stockholders’ equity	2,286,697	2,630,491
Non-controlling interest	—	26,387
Total equity	2,286,697	2,656,878
Total liabilities and equity	17,813,505	18,657,256

(1)	See Note 16 of the Company's consolidated financial statements filed in Part IV, Item 15 of the Company's Annual Report on Form 10-K for the year ended December 31, 2018.

7

Exhibit 99.1

Non-GAAP Financial Measures
The Company uses the following non-GAAP financial measures to analyze its operating results and believes these financial measures are useful to investors in assessing the Company's performance as further discussed below:

•	core earnings (and by calculation, core earnings per common share),

•	effective interest income (and by calculation, effective yield),

•	effective interest expense (and by calculation, effective cost of funds),

•	effective net interest income (and by calculation, effective interest rate margin), and

•	repurchase agreement debt-to-equity ratio.
The most directly comparable U.S. GAAP measures are:

•	net income (loss) attributable to common stockholders (and by calculation, basic earnings (loss) per common share),

•	total interest income (and by calculation, earning asset yield),

•	total interest expense (and by calculation, cost of funds),

•	net interest income (and by calculation, net interest rate margin), and

•	debt-to-equity ratio.
The non-GAAP financial measures used by the Company's management should be analyzed in conjunction with U.S. GAAP financial measures and should not be considered substitutes for U.S. GAAP financial measures. In addition, the non-GAAP financial measures may not be comparable to similarly titled non-GAAP financial measures of its peer companies.

Core Earnings
The Company calculates core earnings as U.S. GAAP net income (loss) attributable to common stockholders adjusted for (gain) loss on investments, net; realized (gain) loss on derivative instruments, net; unrealized (gain) loss on derivative instruments, net; realized and unrealized (gain) loss on GSE CRT embedded derivatives, net; (gain) loss on foreign currency transactions, net; amortization of net deferred (gain) loss on de-designated interest rate swaps; net loss on extinguishment of debt; and cumulative adjustments attributable to non-controlling interest. The Company may add and has added additional reconciling items to its core earnings calculation as appropriate.

The Company believes the presentation of core earnings provides a consistent measure of operating performance by excluding the impact of gains and losses described above from operating results. The Company excludes the impact of gains and losses because gains and losses are not accounted for consistently under U.S. GAAP. Under U.S. GAAP, certain gains and losses are reflected in net income whereas other gains and losses are reflected in other comprehensive income. For example, a portion of the Company's mortgage-backed securities are classified as available-for-sale securities, and changes in the valuation of these securities are recorded in other comprehensive income on its condensed consolidated balance sheet. The Company elected the fair value option for its mortgage-backed securities purchased on or after September 1, 2016, and changes in the valuation of these securities are recorded in other income (loss) in the consolidated statement of operations. In addition, certain gains and losses represent one-time events.

The Company believes that providing transparency into core earnings enables its investors to consistently measure, evaluate and compare its operating performance to that of its peers over multiple reporting periods. However, the Company cautions that core earnings should not be considered as an alternative to net income (determined in accordance with U.S. GAAP), or as an indication of the Company's cash flow from operating activities (determined in accordance with U.S. GAAP), a measure of the Company's liquidity, or an indication of amounts available to fund its cash needs, including its ability to make cash distributions.

8

Exhibit 99.1

The table below provides a reconciliation of U.S. GAAP net income attributable to common stockholders to core earnings for the following periods:

	Three Months Ended			Years Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
$ in thousands, except per share data
Net income (loss) attributable to common stockholders	(172,215)	(64,480)	137,436	(115,216)	320,527
Adjustments:
(Gain) loss on investments, net	(76,957)	207,910	17,153	327,700	19,704
Realized (gain) loss on derivative instruments, net (1)	252,323	(99,641)	(73,646)	2,830	(67,838)
Unrealized (gain) loss on derivative instruments, net (1)	40,533	9,206	(7,368)	(17,568)	(27,393)
Realized and unrealized (gain) loss on GSE CRT embedded derivatives, net (2)	14,595	663	(7,401)	22,629	(28,305)
(Gain) loss on foreign currency transactions, net (3)	(7)	(215)	(387)	930	(4,134)
Amortization of net deferred (gain) loss on de-designated interest rate swaps (4)	(5,980)	(6,422)	(6,438)	(25,839)	(25,544)
Net loss on extinguishment of debt	—	—	233	26	6,814
Subtotal	224,507	111,501	(77,854)	310,708	(126,696)
Cumulative adjustments attributable to non-controlling interest	(1,449)	(1,405)	981	(2,536)	1,597
Series B preferred stock dividend cumulative adjustment (5)	—	—	(2,870)	—	(2,870)
Series C preferred stock dividend declared but not accumulated (6)	—	—	(5,211)	—	—
Core earnings	50,843	45,616	52,482	192,956	192,558
Basic earnings (loss) per common share	(1.54)	(0.58)	1.23	(1.03)	2.87
Core earnings per share attributable to common stockholders (7)	0.46	0.41	0.47	1.73	1.73

(1)	U.S. GAAP gain (loss) on derivative instruments, net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
$ in thousands
Realized gain (loss) on derivative instruments, net	(252,323)	99,641	73,646	(2,830)	67,838
Unrealized gain (loss) on derivative instruments, net	(40,533)	(9,206)	7,368	17,568	27,393
Contractual net interest expense	(629)	(2,763)	(16,763)	(20,015)	(77,076)
Gain (loss) on derivative instruments, net	(293,485)	87,672	64,251	(5,277)	18,155

9

Exhibit 99.1

(2)	U.S. GAAP realized and unrealized credit derivative income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
$ in thousands
Realized and unrealized gain (loss) on GSE CRT embedded derivatives, net	(14,595)	(663)	7,401	(22,629)	28,305
GSE CRT embedded derivative coupon interest	5,569	5,638	5,819	22,478	23,343
Realized and unrealized credit derivative income (loss), net	(9,026)	4,975	13,220	(151)	51,648

(3)	U.S. GAAP other investment income (loss), net on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
$ in thousands
Dividend income	843	853	819	3,790	3,247
Gain (loss) on foreign currency transactions, net	7	215	387	(930)	4,134
Other investment income (loss), net	850	1,068	1,206	2,860	7,381

(4)	U.S. GAAP repurchase agreements interest expense on the consolidated statements of operations includes the following components:

	Three Months Ended			Years Ended
	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
$ in thousands
Interest expense on repurchase agreements outstanding	97,037	88,185	58,393	327,633	189,425
Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,980)	(6,422)	(6,438)	(25,839)	(25,544)
Repurchase agreements interest expense	91,057	81,763	51,955	301,794	163,881

(5)
Cumulative dividends are charged to retained earnings when declared or earned under U.S. GAAP. Prior to 2017, the Company declared quarterly dividends on its Series B Preferred Stock prior to dividends accumulating.  As of September 14, 2017, the Company had declared cumulative dividends on its Series B Preferred Stock from the date of issuance through December 26, 2017.  In December 2017, the Company deferred declaring its next dividend on Series B Preferred Stock to February 2018. The Company reduced core earnings for the three months ended December 31, 2017 for the cumulative impact of deferring the declaration date to February 2018 because the Company considers all dividends accumulated during a quarter a current component of its capital costs regardless of the dividend declaration date.

(6)
On September 14, 2017, the Company declared a dividend on its Series C Preferred Stock that covered the period from the date of issuance, August 16, 2017, to but not including the dividend payment date, December 27, 2017. The Company increased core earnings for the three months ended September 30, 2017 for the portion of the dividend from October 1, 2017 through December 26, 2017 because the Company did not consider the future unaccumulated portion of the dividend a current component of its capital costs. The Company reduced core earnings for this portion of the dividend for the three months ended December 31, 2017.

(7) Core earnings per share attributable to common stockholders is equal to core earnings divided by the basic weighted average number of common shares outstanding.

10

Exhibit 99.1

Effective Interest Income/ Effective Yield/ Effective Interest Expense/Effective Cost of Funds/Effective Net Interest Income/Effective Interest Rate Margin
The Company calculates effective interest income (and by calculation, effective yield) as U.S. GAAP total interest income adjusted for GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net. The Company includes its GSE CRT embedded derivative coupon interest in effective interest income because GSE CRT coupon interest is not accounted for consistently under U.S. GAAP. The Company accounts for GSE CRTs purchased prior to August 24, 2015 as hybrid financial instruments, but has elected the fair value option for GSE CRTs purchased on or after August 24, 2015. Under U.S. GAAP, coupon interest on GSE CRTs accounted for using the fair value option is recorded as interest income, whereas coupon interest on GSE CRTs accounted for as hybrid financial instruments is recorded as realized and unrealized credit derivative income (loss). The Company adds back GSE CRT embedded derivative coupon interest to its total interest income because the Company considers GSE CRT embedded derivative coupon interest a current component of its total interest income irrespective of whether the Company has elected the fair value option for the GSE CRT or accounted for the GSE CRT as a hybrid financial instrument.
The Company calculates effective interest expense (and by calculation, effective cost of funds) as U.S. GAAP total interest expense adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, net and the amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense. The Company views its interest rate swaps as an economic hedge against increases in future market interest rates on its floating rate borrowings. The Company adds back the net payments it makes on its interest rate swap agreements to its total U.S. GAAP interest expense because the Company uses interest rate swaps to add stability to interest expense. The Company excludes the amortization of net deferred gains (losses) on de-designated interest rate swaps from its calculation of effective interest expense because the Company does not consider the amortization a current component of its borrowing costs.
The Company calculates effective net interest income (and by calculation, effective interest rate margin) as U.S. GAAP net interest income adjusted for contractual net interest expense on its interest rate swaps that is recorded as gain (loss) on derivative instruments, amortization of net deferred gains (losses) on de-designated interest rate swaps that is recorded as repurchase agreements interest expense and GSE CRT embedded derivative coupon interest that is recorded as realized and unrealized credit derivative income (loss), net.
The Company believes the presentation of effective interest income, effective yield, effective interest expense, effective cost of funds, effective net interest income and effective interest rate margin measures, when considered together with U.S. GAAP financial measures, provide information that is useful to investors in understanding the Company's borrowing costs and operating performance.

11

Exhibit 99.1

The following tables reconcile total interest income to effective interest income and yield to effective yield for the following periods:

	Three Months Ended December 31, 2018		Three Months Ended September 30, 2018		Three Months Ended December 31, 2017
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	176,104	3.88%	162,088	3.53%	152,981	3.34%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,569	0.12%	5,638	0.12%	5,819	0.12%
Effective interest income	181,673	4.00%	167,726	3.65%	158,800	3.46%

	Years Ended December 31,
	2018		2017
$ in thousands	Reconciliation	Yield/Effective Yield	Reconciliation	Yield/Effective Yield
Total interest income	643,016	3.55%	545,055	3.20%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	22,478	0.13%	23,343	0.14%
Effective interest income	665,494	3.68%	568,398	3.34%

The following tables reconcile total interest expense to effective interest expense and cost of funds to effective cost of funds for the following periods:

	Three Months Ended December 31, 2018		Three Months Ended September 30, 2018		Three Months Ended December 31, 2017
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	101,622	2.57%	91,253	2.29%	59,937	1.51%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	5,980	0.15%	6,422	0.16%	6,438	0.16%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	629	0.02%	2,763	0.07%	16,763	0.42%
Effective interest expense	108,231	2.74%	100,438	2.52%	83,138	2.09%

	Years Ended December 31,
	2018		2017
$ in thousands	Reconciliation	Cost of Funds / Effective Cost of Funds	Reconciliation	Cost of Funds / Effective Cost of Funds
Total interest expense	338,868	2.16%	196,591	1.33%
Add (Less): Amortization of net deferred gain (loss) on de-designated interest rate swaps	25,839	0.16%	25,544	0.17%
Add: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	20,015	0.13%	77,076	0.52%
Effective interest expense	384,722	2.45%	299,211	2.02%

12

Exhibit 99.1

The following tables reconcile net interest income to effective net interest income and net interest rate margin to effective interest rate margin for the following periods:

	Three Months Ended December 31, 2018		Three Months Ended September 30, 2018		Three Months Ended December 31, 2017
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	74,482	1.31%	70,835	1.24%	93,044	1.83%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(5,980)	(0.15)%	(6,422)	(0.16)%	(6,438)	(0.16)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	5,568	0.12%	5,638	0.12%	5,819	0.12%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(629)	(0.02)%	(2,763)	(0.07)%	(16,763)	(0.42)%
Effective net interest income	73,441	1.26%	67,288	1.13%	75,662	1.37%

	Years Ended December 31,
	2018		2017
$ in thousands	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin	Reconciliation	Net Interest Rate Margin / Effective Interest Rate Margin
Net interest income	304,148	1.39%	348,464	1.87%
Add (Less): Amortization of net deferred (gain) loss on de-designated interest rate swaps	(25,839)	(0.16)%	(25,544)	(0.17)%
Add: GSE CRT embedded derivative coupon interest recorded as realized and unrealized credit derivative income (loss), net	22,478	0.13%	23,343	0.14%
Less: Contractual net interest expense on interest rate swaps recorded as gain (loss) on derivative instruments, net	(20,015)	(0.13)%	(77,076)	(0.52)%
Effective net interest income	280,772	1.23%	269,187	1.32%

13

Exhibit 99.1

Repurchase Agreement Debt-to-Equity Ratio
The following tables show the allocation of the Company's equity to its target assets, the Company's debt-to-equity ratio, and the Company's repurchase agreement debt-to-equity ratio as of December 31, 2018 and September 30, 2018. The Company's debt-to-equity ratio is calculated in accordance with U.S. GAAP and is the ratio of total debt (sum of repurchase agreements and secured loans) to total equity. The Company presents a repurchase agreement debt-to-equity ratio, a non-GAAP financial measure of leverage, because the mortgage REIT industry primarily uses repurchase agreements, which typically mature within one year, to finance investments. The Company believes presenting the Company's repurchase agreement debt-to-equity ratio when considered together with its U.S. GAAP financial measure of debt-to-equity ratio, provides information that is useful to investors in understanding the Company's refinancing risks, and gives investors a comparable statistic to those other mortgage REITs who almost exclusively borrow using short-term repurchase agreements that are subject to refinancing risk.
December 31, 2018

$ in thousands	Agency RMBS and CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Investments	12,127,173	3,318,041	1,983,010	17,428,224
Cash and cash equivalents (3)	68,689	45,632	21,296	135,617
Derivative assets, at fair value (4)	15,089	—	—	15,089
Other assets	88,517	84,326	61,732	234,575
Total assets	12,299,468	3,447,999	2,066,038	17,813,505

Repurchase agreements	10,339,802	1,616,473	1,646,209	13,602,484
Secured loans (5)	600,856	1,049,144	—	1,650,000
Derivative liabilities, at fair value (4)	23,219	171	—	23,390
Other liabilities	212,057	25,819	13,058	250,934
Total liabilities	11,175,934	2,691,607	1,659,267	15,526,808

Total equity (allocated)	1,123,534	756,392	406,771	2,286,697
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(55,594)	—	(55,594)
Collateral pledged against secured loans	(702,952)	(1,227,412)	—	(1,930,364)
Secured loans	600,856	1,049,144	—	1,650,000
Equity related to repurchase agreement debt	1,021,438	522,530	406,771	1,950,739
Debt-to-equity ratio (7)	9.7	3.5	4.0	6.7
Repurchase agreement debt-to-equity ratio (8)	10.1	3.1	4.0	7.0

(1)	Investments in non-Agency CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS, GSE CRT and a loan participation interest are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans and investments in unconsolidated joint ventures.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

September 30, 2018

14

Exhibit 99.1

$ in thousands	Agency RMBS and CMBS	Commercial Credit (1)	Residential Credit (2)	Total
Investments	13,065,148	3,302,475	2,000,909	18,368,532
Cash and cash equivalents (3)	55,295	34,480	18,448	108,223
Restricted cash	—	300	—	300
Derivative assets, at fair value (4)	46,212	2	—	46,214
Other assets	556,914	91,814	50,890	699,618
Total assets	13,723,569	3,429,071	2,070,247	19,222,887

Repurchase agreements	11,252,479	1,525,347	1,600,692	14,378,518
Secured loans (5)	553,262	1,096,738	—	1,650,000
Derivative liabilities, at fair value (4)	13,887	95	—	13,982
Other liabilities	646,954	34,576	13,434	694,964
Total liabilities	12,466,582	2,656,756	1,614,126	16,737,464

Total equity (allocated)	1,256,987	772,315	456,121	2,485,423
Adjustments to calculate repurchase agreement debt-to-equity ratio:
Net equity in unsecured assets (6)	—	(55,924)	—	(55,924)
Collateral pledged against secured loans	(636,506)	(1,261,752)	—	(1,898,258)
Secured loans	553,262	1,096,738	—	1,650,000
Equity related to repurchase agreement debt	1,173,743	551,377	456,121	2,181,241
Debt-to-equity ratio (7)	9.4	3.4	3.5	6.4
Repurchase agreement debt-to-equity ratio (8)	9.6	2.8	3.5	6.6

(1)	Investments in CMBS, commercial loans and investments in unconsolidated joint ventures are included in commercial credit.

(2)	Investments in non-Agency RMBS and GSE CRT are included in residential credit.

(3)	Cash and cash equivalents is allocated based on a percentage of equity for each asset class.

(4)	Derivative assets and liabilities are allocated based on the hedging strategy for each class.

(5)	Secured loans are allocated based on amount of collateral pledged.

(6)	Net equity in unsecured assets includes commercial loans and investments in unconsolidated joint ventures.

(7)	Debt-to-equity ratio is calculated as the ratio of total debt (sum of repurchase agreements and secured loans) to total equity.

(8)	Repurchase agreement debt-to-equity ratio is calculated as the ratio of repurchase agreements to equity related to repurchase agreement debt.

15

Exhibit 99.1

Average Earning Asset Balances and Earning Asset Yields
The table below presents information related to the Company's average earning assets and average earning asset yields.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Average Earning Asset Balances (1):
Agency RMBS:
15 year fixed-rate, at amortized cost	533,041	1,613,967	3,080,248	1,911,511	3,297,267
30 year fixed-rate, at amortized cost	10,438,730	9,362,170	7,657,132	8,867,942	5,874,757
ARM, at amortized cost	121,367	181,721	244,284	188,517	267,265
Hybrid ARM, at amortized cost	814,945	1,303,070	1,750,982	1,342,560	1,969,767
Agency - CMO, at amortized cost	263,464	242,133	283,962	258,457	302,060
Agency CMBS, at amortized cost	781,557	516,992	—	339,816	—
Non-Agency CMBS, at amortized cost	3,296,258	3,236,226	3,105,896	3,226,174	2,818,244
Non-Agency RMBS, at amortized cost	1,051,883	1,055,671	1,158,180	1,055,682	1,441,527
GSE CRT, at amortized cost	760,318	762,235	783,910	767,220	784,203
Commercial loans, at amortized cost	31,624	55,607	248,570	110,461	270,314
Loan participation interest	51,468	29,875	—	20,503	—
Average earning assets	18,144,655	18,359,667	18,313,164	18,088,843	17,025,404

Average Earning Asset Yields (2):
Agency RMBS:
15 year fixed-rate	3.17%	2.59%	1.98%	2.23%	1.98%
30 year fixed-rate	3.41%	2.96%	2.90%	3.09%	2.79%
ARM	2.58%	2.49%	2.36%	2.44%	2.32%
Hybrid ARM	2.66%	2.57%	2.25%	2.40%	2.26%
Agency - CMO	3.34%	3.20%	2.74%	3.01%	1.54%
Agency CMBS	3.19%	2.85%	—%	3.30%	—%
Non-Agency CMBS	4.95%	4.88%	4.77%	4.91%	4.50%
Non-Agency RMBS	7.07%	7.17%	7.18%	7.11%	6.22%
GSE CRT (3)	3.67%	3.56%	2.79%	3.40%	2.58%
Commercial loans	10.78%	10.05%	8.73%	9.54%	8.70%
Loan participation interest	6.04%	5.87%	—%	6.10%	—%
Average earning asset yields	3.88%	3.53%	3.34%	3.55%	3.20%

(1)	Average earning asset balances for each period are based on weighted month-end average earning assets.

(2)
Average earning asset yields for the period are calculated by dividing interest income, including amortization of premiums and discounts, by average month-end earnings assets based on the amortized cost of the investments. All yields are annualized.

(3)
GSE CRT average earning asset yields exclude coupon interest associated with embedded derivatives on securities not accounted for under the fair value option that is recorded as realized and unrealized credit derivative income (loss), net under U.S. GAAP.

16

Exhibit 99.1

Average Borrowings and Cost of Funds
The table below presents information related to the Company's average borrowings and average cost of funds.

	Three Months Ended			Years Ended
$ in thousands	December 31, 2018	September 30, 2018	December 31, 2017	December 31, 2018	December 31, 2017
Average Borrowings (1):
Agency RMBS (2)	10,819,707	11,326,323	11,649,089	11,178,636	10,494,355
Agency CMBS	718,436	472,011	—	311,024	—
Non-Agency CMBS(2)	2,670,071	2,575,504	2,511,435	2,586,509	2,323,689
Non-Agency RMBS	900,036	895,504	947,117	887,132	1,142,769
GSE CRT	686,404	681,079	654,453	677,545	643,070
Exchangeable senior notes	—	—	147,498	28,646	228,846
Loan participation interest	38,601	22,406	—	15,377	—
Total average borrowings	15,833,255	15,972,827	15,909,592	15,684,869	14,832,729
Maximum borrowings during the period (3)	16,144,062	16,078,387	15,959,127	16,144,062	15,959,127

Average Cost of Funds (4):
Agency RMBS (2)	2.52%	2.24%	1.40%	2.10%	1.18%
Agency CMBS	2.40%	2.26%	—%	2.31%	—%
Non-Agency CMBS(2)	3.11%	2.88%	2.00%	2.74%	1.73%
Non-Agency RMBS	3.49%	3.40%	2.74%	3.25%	2.49%
GSE CRT	3.47%	3.26%	2.71%	3.19%	2.55%
Exchangeable senior notes	—%	—%	5.71%	5.58%	5.83%
Loan participation interest	4.04%	3.83%	—%	4.04%	—%
Cost of funds	2.57%	2.29%	1.51%	2.16%	1.33%
Interest rate swaps average fixed pay rate (5)	2.19%	2.35%	2.08%	2.30%	2.11%
Interest rate swaps average floating receive rate (6)	(2.17)%	(2.25)%	(1.32)%	(2.10)%	(1.14)%
Effective cost of funds (non-GAAP measure) (7)	2.74%	2.52%	2.09%	2.45%	2.02%

Debt-to-equity ratio (as of period end)	6.7	x	6.4x	6.0x	6.7	x	6.0x

(1)	Average borrowings for each period are based on weighted month-end balances; all percentages are annualized.

(2)	Agency RMBS and non-Agency CMBS average borrowings and cost of funds include borrowings under repurchase agreements and secured loans.

(3)	Amount represents the maximum borrowings at month-end during each of the respective periods.

(4)	Average cost of funds is calculated by dividing annualized interest expense excluding amortization of net deferred gain (loss) on de-designated interest rate swaps by the Company's average borrowings.

(5)	Interest rate swaps average fixed pay rate is calculated by dividing annualized contractual swap interest expense by the Company's average notional balance of interest rate swaps.

(6)	Interest rate swaps average floating receive rate is calculated by dividing annualized contractual swap interest income by the Company's average notional balance of interest rate swaps.

(7)	For a reconciliation of cost of funds to effective cost of funds, see “Non-GAAP Financial Measures.”

17